    As filed with the Securities and Exchange Commission on November 6, 1998

                                                     Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------


                               THE TIMKEN COMPANY
     -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Ohio                                       34-0577130
     -------------------------------                    -------------------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)


                1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
     ----------------------------------------------------------------------
           (Address of principal executive offices including zip code)


                           MPB EMPLOYEES' SAVINGS PLAN
      ---------------------------------------------------------------------
                            (Full title of the plan)


                                 Larry R. Brown
                    Senior Vice President and General Counsel
                            1835 Dueber Avenue, S.W.
                             Canton, Ohio 44706-2798
      ---------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (330) 438-3000
      ---------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed      Proposed
      Title of                         maximum       maximum
     securities           Amount       offering      aggregate      Amount of
        to be             to be        price per     offering     registration
    registered(1)     registered (1)     share     price (2)(3)        fee
--------------------------------------------------------------------------------
    Common Stock
  without par value   100,000 shares    $18.47      $1,847,000       $513.47
================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") the Registration Statement also covers an indeterminate amount of interests to be offered pursuant to The MPB Savings Plan, as amended.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for Common Stock on the New York Stock Exchange on November 2, 1998.

(3) Estimated solely for the purposes of determining the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents heretofore filed by The Timken Company (the "Company") or the MPB Employees' Savings Plan, as amended (the "Plan"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. _______) are incorporated herein by reference:

            (1) Annual Report of the Company on Form 10-K for the year ended
                December 31, 1997;

            (2) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998;

            (3) Annual Report of the Plan on Form 11-K for the year ended
                December 31, 1997;

            (4) Current Report of the Company on Form 8-K dated April 21, 1998;
                and

            (5) The description of the Company's common stock, without par value, contained in the Company's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description.

            All documents that shall be filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 1 of Article IV of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications. Article IV of the Company's Amended Code of Regulations is set forth in Exhibit 4(b) hereto and is incorporated herein by reference.

            Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

            The Company has entered into contracts with certain of its directors and officers that indemnify them against many of the types of claims that may be made against them. The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in Article IV of the Company's Amended Code of Regulations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        4(a)  Amended Articles of Incorporation of the Company (filed as
              Exhibit 4(a) to the Company's Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference).

        4(b) Amended Code of Regulations of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference).

        4(c)  MPB Employees' Savings Plan, as amended.

        5     Opinion of Counsel.

        23(a) Consent of Independent Auditors.

        23(b) Consent of Counsel (included in Exhibit 5).

        24    Power of Attorney.

ITEM 9. UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 6 day of November 1998.

                               THE TIMKEN COMPANY



                               By: /s/ Gene E. Little
                                  ______________________________________________
                                  Gene E. Little
                                  Senior Vice President - Finance

            Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


        Signature                      Title                        Date
        ---------                      -----                        ----

*W. R. Timken, Jr.          Chairman, President and            November 6, 1998
 ------------------------   Chief Executive Officer;
 W. R. Timken, Jr.          Director
                            (Principal Executive Officer)


*Gene E. Little             Senior Vice President - Finance    November 6, 1998
 ------------------------   (Principal Financial and
 Gene E. Little             Accounting Officer)


*Joseph F. Toot, Jr.        Director                           November 6, 1998
 ------------------------
 Joseph F. Toot, Jr.


*Stanley C. Gault            Director                          November 6, 1998
 ------------------------
 Stanley C. Gault


*J. Clayburn LaForce, Jr.    Director                          November 6, 1998
 ------------------------
 J. Clayburn LaForce, Jr.


*Robert W. Mahoney           Director                          November 6, 1998
 ------------------------
 Robert W. Mahoney


*Jay A. Precourt             Director                          November 6, 1998
 ------------------------
 Jay A. Precourt


*John M. Timken, Jr.         Director                          November 6, 1998
 ------------------------
 John M. Timken, Jr.


*Ward J. Timken              Director                          November 6, 1998
 ------------------------
 Ward J. Timken


*Martin D. Walker            Director                          November 6, 1998
 ------------------------
 Martin D. Walker


*Charles H. West             Director                          November 6, 1998
 ------------------------
 Charles H. West


*Alton W. Whitehouse         Director                          November 6, 1998
 ------------------------
 Alton W. Whitehouse

* This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Gene E. Little, Senior Vice President
  - Finance of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to the Registration Statement.


DATED: November 6, 1998              By: /s/ Gene E. Little
                                         _______________________________________
                                         Gene E. Little, Attorney-in-Fact

          THE PLAN. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keene, State of New Hampshire, on this 6 day of November, 1998.

                                      MPB EMPLOYERS' SAVINGS PLAN

                                      By: /s/ Wayne F. Crowell
                                         _______________________________________
                                      Wayne F. Crowell
                                      Secretary and Treasurer of MPB Corporation

                                  EXHIBIT INDEX


Exhibit
Number                           Exhibit Description
-------                          -------------------

 4(a)         Amended Articles of Incorporation of the Company (filed as
              Exhibit 4(a) to the Company's Registration Statement
              No. 333-02553 on Form S-8 and incorporated herein by reference).

 4(b)         Amended Code of Regulations of the Company (filed as
              Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference).

 4(c)         MPB Employees' Savings Plan, as amended.

 5            Opinion of Counsel.

23(a)         Consent of Independent Auditors.

23(b)         Consent of Counsel (included in Exhibit 5 hereto).

24            Power of Attorney.